Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Fourth Quarter and Year Ended December 31, 2021 and Cash Dividend

MECHANICSBURG, PENNSYLVANIA — February 24, 2022 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its fourth quarter and year ended December 31, 2021 and the declaration of a cash dividend.

For the fourth quarter ended December 31, 2021, revenue increased 6.8% to $1,559.8 million, compared to $1,460.5 million for the same quarter, prior year. Income from operations was $77.5 million for the fourth quarter ended December 31, 2021, compared to $163.3 million for the same quarter, prior year. Income from operations included $8.0 million and $36.2 million of other operating income related to the recognition of payments received under the Provider Relief Fund for the fourth quarters ended December 31, 2021 and 2020, respectively. Refer to “CARES Act Provider Relief Fund” for further discussion. Net income was $66.3 million for the fourth quarter ended December 31, 2021, compared to $102.2 million for the same quarter, prior year. For the fourth quarter ended December 31, 2021, net income included a pre-tax gain on sale of businesses of $2.2 million. For the fourth quarter ended December 31, 2020, net income included a pre-tax loss on sale of businesses of $0.3 million. Adjusted EBITDA was $138.4 million for the fourth quarter ended December 31, 2021, compared to $221.3 million for the same quarter, prior year. Earnings per common share was $0.37 for the fourth quarter ended December 31, 2021, compared to $0.57 for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the year ended December 31, 2021, revenue increased 12.2% to $6,204.5 million, compared to $5,531.7 million for the prior year. Income from operations increased 25.7% to $713.8 million for the year ended December 31, 2021, compared to $567.7 million for the prior year. Income from operations included $123.8 million and $90.0 million of other operating income related to the recognition of payments received under the Provider Relief Fund for the years ended December 31, 2021 and 2020, respectively. Refer to “CARES Act Provider Relief Fund” for further discussion. Net income increased 45.1% to $499.9 million for the year ended December 31, 2021, compared to $344.6 million for the prior year. For the years ended December 31, 2021 and 2020, net income included pre-tax gains on sales of businesses of $2.2 million and $12.4 million, respectively. Adjusted EBITDA increased 18.3% to $947.4 million for the year ended December 31, 2021, compared to $800.6 million for the prior year. Earnings per common share increased to $2.98 for the year ended December 31, 2021, compared to $1.93 for the prior year. Adjusted earnings per common share was $2.98 for the year ended December 31, 2021, compared to $1.89 for the prior year. Adjusted earnings per common share excluded the gains on sales of businesses and their related tax effects for both the years ended December 31, 2021 and 2020. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

Please refer to “Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations” below for further discussion regarding the impact of the coronavirus disease 2019 (“COVID-19”) pandemic on Select Medical’s operating results.

1

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of December 31, 2021, Select Medical operated 104 critical illness recovery hospitals in 28 states, 30 rehabilitation hospitals in 12 states, and 1,881 outpatient rehabilitation clinics in 38 states and the District of Columbia. Concentra operated 518 occupational health centers in 41 states. At December 31, 2021, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

CARES Act Provider Relief Fund

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to COVID-19, and for reimbursing eligible health care providers for health care related expenses and lost revenues that are attributable to COVID-19.

For the three months and year ended December 31, 2021, Select Medical recognized $8.0 million and $123.8 million of payments received under the Provider Relief Fund as other operating income, respectively. For the three months and year ended December 31, 2020, Select Medical recognized $36.2 million and $90.0 million of payments received under the Provider Relief Fund as other operating income, respectively.

Critical Illness Recovery Hospital Segment

For the fourth quarter ended December 31, 2021, revenue for the critical illness recovery hospital segment increased 7.3% to $577.2 million, compared to $537.9 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $24.6 million for the fourth quarter ended December 31, 2021, compared to $75.3 million for the same quarter, prior year. For the fourth quarter ended December 31, 2021, Adjusted EBITDA included $2.0 million of other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 4.3% for the fourth quarter ended December 31, 2021, compared to 14.0% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2021 and 2020.

For the year ended December 31, 2021, revenue for the critical illness recovery hospital segment increased 8.1% to $2,246.8 million, compared to $2,077.5 million for the prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $268.0 million for the year ended December 31, 2021, compared to $342.4 million for the prior year. For the year ended December 31, 2021, Adjusted EBITDA included $19.9 million of other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 11.9% for the year ended December 31, 2021, compared to 16.5% for the prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for both the years ended December 31, 2021 and 2020.

2

Rehabilitation Hospital Segment

For the fourth quarter ended December 31, 2021, revenue for the rehabilitation hospital segment increased 10.5% to $216.4 million, compared to $195.9 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment was $39.3 million for the fourth quarter ended December 31, 2021, compared to $42.4 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 18.2% for the fourth quarter ended December 31, 2021, compared to 21.6% for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2021 and 2020.

For the year ended December 31, 2021, revenue for the rehabilitation hospital segment increased 15.6% to $849.3 million, compared to $734.7 million for the prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 20.6% to $184.7 million for the year ended December 31, 2021, compared to $153.2 million for the prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 21.7% for the year ended December 31, 2021, compared to 20.9% for the prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for both the years ended December 31, 2021 and 2020.

Outpatient Rehabilitation Segment

For the fourth quarter ended December 31, 2021, revenue for the outpatient rehabilitation segment increased 7.8% to $277.5 million, compared to $257.5 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $27.6 million for the fourth quarter ended December 31, 2021, compared to $27.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 9.9% for the fourth quarter ended December 31, 2021, compared to 10.8% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2021 and 2020.

For the year ended December 31, 2021, revenue for the outpatient rehabilitation segment increased 17.9% to $1,084.4 million, compared to $919.9 million for the prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 74.7% to $138.3 million for the year ended December 31, 2021, compared to $79.2 million for the prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 12.8% for the year ended December 31, 2021, compared to 8.6% for the prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for both the years ended December 31, 2021 and 2020.

Concentra Segment

For the fourth quarter ended December 31, 2021, revenue for the Concentra segment increased 3.0% to $410.6 million, compared to $398.7 million for the same quarter, prior year. Adjusted EBITDA for the Concentra segment increased 1.9% to $70.7 million for the fourth quarter ended December 31, 2021, compared to $69.4 million for the same quarter, prior year. Adjusted EBITDA included other operating income of $0.9 million related to the recognition of payments received under the Provider Relief Fund for the fourth quarter ended December 31, 2021. The Adjusted EBITDA margin for the Concentra segment was 17.2% for the fourth quarter ended December 31, 2021, compared to 17.4% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2021 and 2020.

For the year ended December 31, 2021, revenue for the Concentra segment increased 15.4% to $1,732.0 million, compared to $1,501.4 million for the prior year. Adjusted EBITDA for the Concentra segment increased 54.1% to $389.6 million for the year ended December 31, 2021, compared to $252.9 million for the prior year. Adjusted EBITDA included other operating income of $34.7 million and $1.1 million related to the recognition of payments received under the Provider Relief Fund for the years ended December 31, 2021 and 2020, respectively. The Adjusted EBITDA margin for the Concentra segment was 22.5% for the year ended December 31, 2021, compared to 16.8% for the prior year. Certain Concentra key statistics are presented in table VIII of this release for both the years ended December 31, 2021 and 2020.

3

Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations

Beginning in March 2020, state governments placed significant restrictions on businesses and mandated closures of non-essential or non-life sustaining businesses, causing many employers to furlough their workforce and temporarily cease or significantly reduce their operations. State governments also implemented restrictions on travel and individual activities outside of the home, closed schools, and mandated other social distancing measures. At the same time, hospitals and other facilities began suspending elective surgeries. In an effort to ensure hospitals and health systems had the capacity to absorb and effectively manage surges of COVID-19 patients, a number of waivers and modifications of certain requirements under the Medicare, Medicaid and Children’s Health Insurance Program (“CHIP”) programs were authorized in March 2020, including certain regulations under the Medicare program which govern admissions into Select Medical’s critical illness recovery hospitals and rehabilitation hospitals. Specifically, Select Medical’s critical illness recovery hospitals which are certified as long-term care hospitals (“LTCHs”) became exempt from the greater-than-25-day average length of stay requirement for all cost reporting periods that include the COVID-19 public health emergency period. Select Medical’s rehabilitation hospitals which are certified as inpatient rehabilitation facilities (“IRFs”) could exclude patients admitted solely to respond to the emergency from the calculation of the “60 percent rule” thresholds to receive payment as an IRF. The COVID-19 public health emergency period has been extended and is currently in effect through April 16, 2022.

The adverse effects of the COVID-19 pandemic, along with the actions of governmental authorities and those in the private sector to limit the spread of COVID-19, caused disruptions in each of Select Medical’s segments; these disruptions were most significant within the outpatient rehabilitation and Concentra segments. By mid-March 2020, Select Medical’s outpatient rehabilitation clinics began experiencing significantly less patient visit volume due to declines in patient referrals from physicians, a reduction in workers’ compensation injury visits resulting from the temporary closure of businesses, and the suspension of elective surgeries that normally increase the demand for outpatient rehabilitation services. Select Medical’s Concentra centers experienced similar declines in patient visit volume due to businesses furloughing their workforce and temporarily ceasing or significantly reducing their operations. Since March 2021, Select Medical’s outpatient rehabilitation clinics and Concentra centers have experienced patient visit volumes which approximate or exceed the levels experienced in the months prior to the widespread emergence of COVID-19 in the United States. Although it had experienced temporary disruptions in its core businesses as a result of the COVID-19 pandemic, Select Medical’s Concentra segment was able to expand its services to provide COVID-19 screening and testing.

4

Select Medical’s critical illness recovery hospitals have played a critical role in caring for patients during the COVID-19 pandemic. The relaxation of certain admission restrictions contributed to volume increases in certain of its hospitals during the year ended December 31, 2020. The revenue of Select Medical’s critical illness recovery hospitals and rehabilitation hospitals has also benefited from the temporary suspension of the 2.0% cut to Medicare payments due to sequestration, which began May 1, 2020 following the enactment of the CARES Act, and was extended through March 31, 2022. From April 1, 2022 through June 30, 2022, the sequestration cut will be 1.0% and the full 2.0% sequestration cut will resume July 1, 2022. Certain of Select Medical’s rehabilitation hospitals did experience temporary declines in patient volume in areas more significantly impacted by the spread of COVID-19 and as a result of the suspension of elective surgeries at hospitals and other facilities, which consequently reduced the demand for inpatient rehabilitation services. Additionally, some of Select Medical’s rehabilitation hospitals temporarily restricted admissions as a result of the COVID-19 pandemic. The declines in volume occurred principally in April and May 2020. Beginning at the onset of the COVID-19 pandemic, both Select Medical’s critical illness recovery hospitals and rehabilitation hospitals modified certain of their protocols in order to follow the guidelines and recommendations for patient treatment and for the protection of their patients and staff members. This has resulted in increased labor costs as well as additional costs resulting from the purchase of personal protective equipment. Further, labor shortages have become more pronounced as a result of the COVID-19 pandemic. Select Medical has experienced an increase in labor costs in its hospitals as a result of constrained staffing due to a shortage of healthcare workers, an increased dependence on contract clinical workers, the loss of unvaccinated employees in jurisdictions requiring vaccination, and federal unemployment subsidies, including unemployment benefits offered in response to the COVID-19 pandemic. Increased turnover rates within Select Medical’s employee base have also lead to increased overtime to meet demand and increased wage rates to attract and retain employees.

The unpredictable effects of the COVID-19 pandemic, including the duration and extent of disruption on Select Medical’s operations, creates uncertainties about Select Medical’s future operating results and financial condition. Select Medical has provided revenue and certain operating statistics below for each of its segments for each of the periods presented. Please refer to the risk factors in Select Medical’s Annual Report on Form 10-K for the year ended December 31, 2021 for further discussion.

5

	Critical Illness Recovery Hospital
	Revenue			Patient Days			Occupancy Rate			Number of Hospitals Owned(1)
	2019	2020	2021	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$149,799	$163,238	$199,611	86,238	90,783	100,933	69%	69%	75%	96	100	99
February	145,586	165,375	190,703	80,806	87,844	92,036	71%	72%	75%	96	100	99
March	162,149	171,908	204,558	91,085	91,831	100,149	73%	70%	74%	96	100	99
Three Months Ended March 31	$457,534	$500,521	$594,872	258,129	270,458	293,118	71%	70%	75%	96	100	99

April	$156,231	$171,445	$185,934	88,357	90,710	91,506	70%	71%	70%	99	100	99
May	156,422	178,223	183,471	89,350	95,191	93,708	69%	72%	70%	99	100	99
June	148,490	169,958	174,654	85,153	90,988	87,767	68%	71%	68%	99	100	99
Three Months Ended June 30	$461,143	$519,626	$544,059	262,860	276,889	272,981	69%	72%	69%	99	100	99
Six Months Ended June 30	$918,677	$1,020,147	$1,138,931	520,989	547,347	566,099	70%	71%	72%	99	100	99

July	$151,416	$175,253	$171,483	87,143	94,144	88,119	67%	71%	65%	99	99	100
August	155,485	173,967	178,240	86,553	93,964	91,756	66%	71%	68%	99	99	100
September	155,991	170,234	180,923	84,393	90,955	92,579	67%	71%	71%	99	99	100
Three Months Ended September 30	$462,892	$519,454	$530,646	258,089	279,063	272,454	67%	71%	68%	99	99	100
Nine Months Ended September 30	$1,381,569	$1,539,601	$1,669,577	779,078	826,410	838,553	69%	71%	70%	99	99	100

October	$152,791	$181,251	$195,444	87,188	95,616	99,935	66%	71%	71%	100	100	104
November	150,399	174,133	191,134	84,540	92,651	96,102	67%	71%	71%	100	99	104
December	151,759	182,514	190,617	87,555	97,079	98,449	67%	72%	70%	100	99	104
Three Months Ended December 31	$454,949	$537,898	$577,195	259,283	285,346	294,486	67%	71%	71%	100	99	104
Twelve Months Ended December 31	$1,836,518	$2,077,499	$2,246,772	1,038,361	1,111,756	1,133,039	68%	71%	71%	100	99	104

	Rehabilitation Hospital
	Revenue			Patient Days			Occupancy Rate			Number of Hospitals Owned(1)
	2019	2020	2021	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$50,615	$61,673	$68,297	27,434	32,111	34,404	74%	79%	82%	17	19	20
February	48,080	60,690	64,202	25,442	31,813	32,178	76%	84%	84%	17	19	20
March	55,863	59,656	75,305	29,940	30,644	35,857	78%	76%	85%	18	19	20
Three Months Ended March 31	$154,558	$182,019	$207,804	82,816	94,568	102,439	76%	79%	84%	18	19	20

April	$51,991	$45,878	$70,295	28,266	23,553	34,861	76%	61%	85%	18	19	20
May	56,019	57,815	71,190	29,730	29,787	35,604	75%	73%	84%	19	19	20
June	52,364	64,974	71,181	28,529	30,741	34,483	73%	78%	84%	19	19	20
Three Months Ended June 30	$160,374	$168,667	$212,666	86,525	84,081	104,948	75%	71%	85%	19	19	20
Six Months Ended June 30	$314,932	$350,686	$420,470	169,341	178,649	207,387	76%	75%	84%	19	19	20

July	$57,077	$62,312	$70,467	30,054	31,986	34,894	75%	81%	83%	19	18	20
August	58,072	63,673	71,682	30,228	32,518	34,835	75%	83%	83%	19	18	20
September	58,220	62,090	70,285	29,172	31,176	33,224	75%	82%	81%	19	18	20
Three Months Ended September 30	$173,369	$188,075	$212,434	89,454	95,680	102,953	75%	82%	82%	19	18	20
Nine Months Ended September 30	$488,301	$538,761	$632,904	258,795	274,329	310,340	75%	77%	84%	19	18	20

October	$61,975	$66,591	$72,509	31,767	33,378	35,908	78%	82%	85%	19	19	20
November	60,353	64,610	71,865	31,022	31,581	34,491	79%	80%	84%	19	19	20
December	60,342	64,711	72,062	31,447	31,545	33,962	78%	78%	80%	19	19	20
Three Months Ended December 31	$182,670	$195,912	$216,436	94,236	96,504	104,361	78%	80%	83%	19	19	20
Twelve Months Ended December 31	$670,971	$734,673	$849,340	353,031	370,833	414,701	76%	78%	83%	19	19	20

6

	Outpatient Rehabilitation
	Revenue			Visits			Working Days(2)
	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$83,185	$90,924	$76,763	687,007	757,171	625,964	22	22	20
February	78,573	88,239	77,063	658,610	739,061	641,942	20	20	20
March	85,147	76,086	98,135	708,866	626,433	832,248	21	22	23
Three Months Ended March 31	$246,905	$255,249	$251,961	2,054,483	2,122,665	2,100,154	63	64	63

April	$90,230	$49,084	$95,251	762,914	386,108	810,314	22	22	22
May	90,272	51,186	89,030	759,829	409,703	758,773	22	20	20
June	81,389	66,868	96,128	680,762	546,456	835,774	20	22	22
Three Months Ended June 30	$261,891	$167,138	$280,409	2,203,505	1,342,267	2,404,861	64	64	64
Six Months Ended June 30	$508,796	$422,387	$532,370	4,257,988	3,464,932	4,505,015	127	128	127

July	$89,267	$77,793	$90,352	754,102	636,826	780,118	22	22	21
August	90,687	79,034	93,056	743,813	651,738	798,459	22	21	22
September	85,376	83,215	91,132	706,413	694,808	768,493	20	21	21
Three Months Ended September 30	$265,330	$240,042	$274,540	2,204,328	1,983,372	2,347,070	64	64	64
Nine Months Ended September 30	$774,126	$662,429	$806,910	6,462,316	5,448,304	6,852,085	191	192	191

October	$96,868	$88,274	$91,705	808,649	745,562	772,068	23	22	21
November	87,072	82,102	93,345	722,607	685,885	797,756	20	20	21
December	87,945	87,108	92,401	725,710	713,593	771,715	21	22	21
Three Months Ended December 31	$271,885	$257,484	$277,451	2,256,966	2,145,040	2,341,539	64	64	63
Twelve Months Ended December 31	$1,046,011	$919,913	$1,084,361	8,719,282	7,593,344	9,193,624	255	256	254

	Concentra
	Revenue			Visits			Working Days(2)
	2019	2020	2021	2019	2020	2021	2019	2020	2021

	(in thousands)
January	$133,507	$141,236	$127,103	985,598	1,032,069	867,793	22	22	20
February	126,309	133,690	132,349	919,065	965,741	869,910	20	20	20
March	136,505	123,609	163,388	1,006,944	879,585	1,057,871	21	22	23
Three Months Ended March 31	$396,321	$398,535	$422,840	2,911,607	2,877,395	2,795,574	63	64	63

April	$140,050	$91,178	$152,143	1,040,543	610,555	999,622	22	22	22
May	143,183	99,228	142,228	1,073,763	674,629	956,250	22	20	20
June	130,218	121,932	162,001	988,783	865,896	1,074,206	20	22	22
Three Months Ended June 30	$413,451	$312,338	$456,372	3,103,089	2,151,080	3,030,078	64	64	64
Six Months Ended June 30	$809,772	$710,873	$879,212	6,014,696	5,028,475	5,825,652	127	128	127

July	$142,385	$132,465	$146,509	1,057,809	930,427	1,033,266	22	22	21
August	144,452	130,291	150,333	1,087,165	933,555	1,106,356	22	21	22
September	135,063	129,103	145,348	1,005,929	963,065	1,084,009	20	21	21
Three Months Ended September 30	$421,900	$391,859	$442,190	3,150,903	2,827,047	3,223,631	64	64	64
Nine Months Ended September 30	$1,231,672	$1,102,732	$1,321,402	9,165,599	7,855,522	9,049,283	191	192	191

October	$149,260	$139,365	$143,609	1,113,408	1,011,816	1,072,531	23	22	21
November	123,152	126,431	135,417	908,159	867,918	991,937	19	19	21
December	124,733	132,906	131,613	881,699	892,648	938,973	21	22	21
Three Months Ended December 31	$397,145	$398,702	$410,639	2,903,266	2,772,382	3,003,441	63	63	63
Twelve Months Ended December 31	$1,628,817	$1,501,434	$1,732,041	12,068,865	10,627,904	12,052,724	254	255	254

(1)            Represents the number of hospitals owned at the end of each period presented.

(2)            Represents the number of days in which normal business operations were conducted during the periods presented.

7

Purchase of Concentra Interest

On December 24, 2021, Select Medical, Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS”), and Dignity Health Holding Corporation (“DHHC”) entered into an agreement pursuant to which Select Medical acquired substantially all of the outstanding membership interests of Concentra Group Holdings Parent that it did not already own from WCAS, DHHC, and the other equity holders of Concentra Group Holdings Parent for approximately $660.7 million.

This purchase was in lieu of, and deemed to be, the exercise of the third put right provided to certain equity holders under the terms of the Amended and Restated Limited Liability Company Agreement of Concentra Group Holdings Parent, LLC, dated as of February 1, 2018. Following this purchase, Select Medical owns approximately 99.3% of the outstanding membership interests of Concentra Group Holdings Parent, LLC on a fully diluted basis and 100.0% of the outstanding voting membership interests of Concentra Group Holdings Parent, LLC.

Dividend

On February 17, 2022, Select Medical’s board of directors declared a cash dividend of $0.125 per share. The dividend will be payable on or about March 16, 2022 to stockholders of record as of the close of business on March 4, 2022.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Select Medical’s board of directors after taking into account various factors, including, but not limited to, Select Medical’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of Select Medical’s indebtedness, and other factors Select Medical’s board of directors may deem to be relevant.

Stock Repurchase Program

The board of directors of Select Medical has authorized a common stock repurchase program to repurchase up to $1.0 billion worth of shares of its common stock. The common stock repurchase program will remain in effect until December 31, 2023, unless further extended or earlier terminated by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

During the fourth quarter ended December 31, 2021, Select Medical repurchased 387,212 shares at a cost of approximately $11.1 million, or $28.65 per share, which includes transaction costs. During the year ended December 31, 2021, Select Medical repurchased 1,770,720 shares at a cost of approximately $58.6 million, or $33.09 per share, which includes transaction costs. Since the inception of the program through December 31, 2021, Select Medical has repurchased 40,351,628 shares at a cost of approximately $415.2 million, or $10.29 per share, which includes transaction costs.

Business Outlook for Revenue

Given the uncertainties due to significantly increased labor costs resulting from higher than expected use of agency clinical staff, Select Medical is issuing its business outlook at this time for revenue only for 2022. Select Medical expects revenue to be in the range of $6.25 billion to $6.40 billion for the full year of 2022. Select Medical is also reaffirming its previously issued three-year compound annual growth rate target for revenue only, which is expected to be in the range of 4% to 6% for 2021 through 2023. Select Medical intends to readdress its business outlook and target compound annual growth rates for Adjusted EBITDA and earnings per common share when the labor climate stabilizes.

8

Conference Call

Select Medical will host a conference call regarding its results for the fourth quarter and full year ended December 31, 2021, as well as its business outlook and the impact of the COVID-19 pandemic on each of its reporting segments, on Friday, February 25, 2022, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 7334656. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 12:00pm ET, March 4, 2022. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The conference ID for the replay will be 7334656. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

9

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical's 2022 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	developments related to the COVID-19 pandemic including, but not limited to, the duration and severity of the pandemic, additional measures taken by government authorities and the private sector to limit the spread of COVID-19, and further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, or the inability to attract or retain healthcare professionals due to the heightened risk of infection related to the COVID-19 pandemic, could increase our operating costs significantly or limit our ability to staff our facilities;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the annual report on Form 10-K for the year ended December 31, 2021.

10

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

11

I. Condensed Consolidated Statements of Operations

For the Three Months Ended December 31, 2020 and 2021

(In thousands, except per share amounts, unaudited)

	2020	2021	% Change
Revenue	$1,460,494	$1,559,811	6.8%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,246,594	1,402,570	12.5
General and administrative	35,229	37,950	7.7
Depreciation and amortization	51,526	51,943	0.8
Total costs and expenses	1,333,349	1,492,463	11.9
Other operating income	36,184	10,191	N/M
Income from operations	163,329	77,539	(52.5)
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	9,763	11,248	15.2
Gain (loss) on sale of businesses	(303)	2,155	N/M
Interest income	—	601	N/M
Interest expense	(35,512)	(33,870)	(4.6)
Income before income taxes	137,277	57,673	(58.0)
Income tax expense (benefit)	35,062	(8,637)	N/M
Net income	102,215	66,310	(35.1)
Less: Net income attributable to non-controlling interests	24,941	16,453	(34.0)
Net income attributable to Select Medical	$77,274	$49,857	(35.5)%
Basic and diluted earnings per common share:(1)	$0.57	$0.37

(1)            Refer to table III for calculation of earnings per common share.

N/M        Not meaningful.

II. Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2020 and 2021

(In thousands, except per share amounts, unaudited)

	2020	2021	% Change
Revenue	$5,531,713	$6,204,515	12.2%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	4,710,372	5,285,149	12.2
General and administrative	138,037	146,975	6.5
Depreciation and amortization	205,659	202,645	(1.5)
Total costs and expenses	5,054,068	5,634,769	11.5
Other operating income	90,012	144,028	N/M
Income from operations	567,657	713,774	25.7
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	29,440	44,428	50.9
Gain on sale of businesses	12,387	2,155	N/M
Interest income	—	5,350	N/M
Interest expense	(153,011)	(135,985)	(11.1)
Income before income taxes	456,473	629,722	38.0
Income tax expense	111,867	129,773	16.0
Net income	344,606	499,949	45.1
Less: Net income attributable to non-controlling interests	85,611	97,724	14.1
Net income attributable to Select Medical	$258,995	$402,225	55.3%
Basic and diluted earnings per common share:(1)	$1.93	$2.98

(1)            Refer to table III for calculation of earnings per common share.

N/M        Not meaningful.

III. Earnings per Share

For the Three Months and Years Ended December 31, 2020 and 2021

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the net income attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three months and years ended December 31, 2020 and 2021:

	Basic and Diluted EPS
	Three Months Ended December 31,		Years Ended December 31,
	2020	2021	2020	2021
Net income	$102,215	$66,310	$344,606	$499,949
Less: net income attributable to non-controlling interests	24,941	16,453	85,611	97,724
Net income attributable to Select Medical	77,274	49,857	258,995	402,225
Less: net income attributable to participating securities	2,638	1,660	8,896	13,435
Net income attributable to common shares	$74,636	$48,197	$250,099	$388,790

The following tables set forth the computation of EPS under the two-class method for the three months and years ended December 31, 2020 and 2021:

	Three Months Ended December 31,
	2020			2021
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$74,636	130,269	$0.57	$48,197	129,679	$0.37
Participating securities	2,638	4,605	$0.57	1,660	4,466	$0.37
Total	$77,274			$49,857

	Years Ended December 31,
	2020			2021
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$250,099	129,780	$1.93	$388,790	130,249	$2.98
Participating securities	8,896	4,616	$1.93	13,435	4,501	$2.98
Total	$258,995			$402,225

(1)	Represents the weighted average share count outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31,
	2020	2021
Assets
Current Assets:
Cash and cash equivalents	$577,061	$74,310
Accounts receivable	896,763	889,303
Other current assets	120,176	175,826
Total Current Assets	1,594,000	1,139,439
Operating lease right-of-use assets	1,032,217	1,078,754
Property and equipment, net	943,420	961,467
Goodwill	3,379,014	3,448,912
Identifiable intangible assets, net	387,541	374,879
Other assets	319,207	356,720
Total Assets	$7,655,399	$7,360,171
Liabilities and Equity
Current Liabilities:
Payables and accruals	$800,918	$942,288
Government advances	321,807	83,790
Unearned government assistance	82,607	93
Current operating lease liabilities	220,413	229,334
Current portion of long-term debt and notes payable	12,621	17,572
Total Current Liabilities	1,438,366	1,273,077
Non-current operating lease liabilities	875,367	916,540
Long-term debt, net of current portion	3,389,398	3,556,385
Non-current deferred tax liability	132,421	142,792
Other non-current liabilities	168,703	106,442
Total Liabilities	6,004,255	5,995,236
Redeemable non-controlling interests	398,171	39,033
Total equity	1,252,973	1,325,902
Total Liabilities and Equity	$7,655,399	$7,360,171

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended December 31, 2020 and 2021

(In thousands, unaudited)

	2020	2021
Operating activities
Net income	$102,215	$66,310
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Distributions from unconsolidated subsidiaries	13,670	9,230
Depreciation and amortization	51,526	51,943
Provision for expected credit losses	323	64
Equity in earnings of unconsolidated subsidiaries	(9,763)	(11,248)
Loss (gain) sale of assets and businesses	2,160	(2,322)
Stock compensation expense	6,422	8,938
Amortization of debt discount, premium and issuance costs	549	562
Deferred income taxes	(159)	17,020
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(25,188)	22,456
Other current assets	4,040	(596)
Other assets	1,252	(4,072)
Accounts payable and accrued expenses	44,722	(141,001)
Government advances	—	(75,715)
Unearned government assistance	15,669	(2,321)
Net cash provided by (used in) operating activities	207,438	(60,752)
Investing activities
Business combinations, net of cash acquired	(6,732)	(55,081)
Purchases of property and equipment	(40,868)	(55,151)
Investment in businesses	(5,568)	(4,600)
Proceeds from sale of assets and businesses	—	15,564
Net cash used in investing activities	(53,168)	(99,268)
Financing activities
Borrowings on revolving facilities	—	160,000
Borrowings of other debt	5,022	13,498
Principal payments on other debt	(5,561)	(16,758)
Dividends paid to common stockholders	—	(16,784)
Repurchase of common stock	(1,792)	(13,426)
Increase in overdrafts	—	42,353
Proceeds from issuance of non-controlling interests	5,878	806
Distributions to and purchases of non-controlling interests	(10,393)	(22,684)
Purchase of membership interests of Concentra Group Holdings Parent	(210,163)	(660,658)
Net cash used in financing activities	(217,009)	(513,653)
Net decrease in cash and cash equivalents	(62,739)	(673,673)
Cash and cash equivalents at beginning of period	639,800	747,983
Cash and cash equivalents at end of period	$577,061	$74,310
Supplemental information:
Cash paid for interest	$15,062	$13,633
Cash paid for taxes	$26,945	$44,327

VI. Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2021

(In thousands, unaudited)

	2020	2021
Operating activities
Net income	$344,606	$499,949
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	35,390	37,002
Depreciation and amortization	205,659	202,645
Provision for expected credit losses	604	236
Equity in earnings of unconsolidated subsidiaries	(29,440)	(44,428)
Gain on sale of assets and businesses	(22,563)	(2,409)
Stock compensation expense	27,250	30,940
Amortization of debt discount, premium and issuance costs	2,184	2,217
Deferred income taxes	(14,715)	5,055
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(116,601)	23,101
Other current assets	(18,775)	(2,418)
Other assets	17,587	(7,196)
Accounts payable and accrued expenses	196,164	(19,767)
Government advances	318,116	(241,185)
Unearned government assistance	82,607	(82,514)
Net cash provided by operating activities	1,028,073	401,228
Investing activities
Business combinations, net of cash acquired	(20,808)	(81,911)
Purchases of property and equipment	(146,440)	(180,537)
Investment in businesses	(31,425)	(20,967)
Proceeds from sale of assets and businesses	83,320	26,821
Net cash used in investing activities	(115,353)	(256,594)
Financing activities
Borrowings on revolving facilities	470,000	160,000
Payments on revolving facilities	(470,000)	—
Payments on term loans	(39,843)	—
Borrowings of other debt	40,108	33,013
Principal payments on other debt	(48,381)	(39,668)
Dividends paid to common stockholders	—	(50,600)
Repurchase of common stock	(16,034)	(79,476)
Increase in overdrafts	—	42,353
Proceeds from issuance of non-controlling interests	7,564	20,732
Distributions to and purchases of non-controlling interests	(38,589)	(73,081)
Purchase of membership interests of Concentra Group Holdings Parent	(576,366)	(660,658)
Net cash used in financing activities	(671,541)	(647,385)
Net increase (decrease) in cash and cash equivalents	241,179	(502,751)
Cash and cash equivalents at beginning of period	335,882	577,061
Cash and cash equivalents at end of period	$577,061	$74,310
Supplemental information:
Cash paid for interest	$155,236	$132,203
Cash paid for taxes	$108,890	$181,184

VII. Key Statistics
For the Three Months Ended December 31, 2020 and 2021

(unaudited)

	2020	2021	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	99	104
Revenue (,000)	$537,898	$577,195	7.3%
Number of patient days(b)(c)	285,346	294,486	3.2%
Number of admissions(b)(d)	9,376	9,786	4.4%
Revenue per patient day(b)(e)	$1,881	$1,946	3.5%
Adjusted EBITDA (,000)	$75,284	$24,572	(67.4)%
Adjusted EBITDA margin	14.0%	4.3%
Rehabilitation Hospital
Number of hospitals – end of period(a)	30	30
Revenue (,000)	$195,912	$216,436	10.5%
Number of patient days(b)(c)	96,504	104,361	8.1%
Number of admissions(b)(d)	6,592	7,134	8.2%
Revenue per patient day(b)(e)	$1,839	$1,888	2.7%
Adjusted EBITDA (,000)	$42,392	$39,326	(7.2)%
Adjusted EBITDA margin	21.6%	18.2%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,788	1,881
Revenue (,000)	$257,484	$277,451	7.8%
Number of visits(b)(f)	2,145,040	2,341,539	9.2%
Revenue per visit(b)(g)	$103	$102	(1.0)%
Adjusted EBITDA (,000)	$27,701	$27,551	(0.5)%
Adjusted EBITDA margin	10.8%	9.9%
Concentra
Number of centers – end of period(b)	517	518
Revenue (,000)	$398,702	$410,639	3.0%
Number of visits(b)(f)	2,772,382	3,003,441	8.3%
Revenue per visit(b)(g)	$122	$125	2.5%
Adjusted EBITDA (,000)	$69,382	$70,709	1.9%
Adjusted EBITDA margin	17.4%	17.2%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(g)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

VIII. Key Statistics
For the Years Ended December 31, 2020 and 2021

(unaudited)

	2020	2021	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	99	104
Revenue (,000)	$2,077,499	$2,246,772	8.1%
Number of patient days(b)(c)	1,111,756	1,133,039	1.9%
Number of admissions(b)(d)	37,456	37,921	1.2%
Revenue per patient day(b)(e)	$1,858	$1,972	6.1%
Adjusted EBITDA (,000)	$342,427	$267,993	(21.7)%
Adjusted EBITDA margin	16.5%	11.9%
Rehabilitation Hospital
Number of hospitals – end of period(a)	30	30
Revenue (,000)	$734,673	$849,340	15.6%
Number of patient days(b)(c)	370,833	414,701	11.8%
Number of admissions(b)(d)	25,081	28,868	15.1%
Revenue per patient day(b)(e)	$1,793	$1,868	4.2%
Adjusted EBITDA (,000)	$153,203	$184,704	20.6%
Adjusted EBITDA margin	20.9%	21.7%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,788	1,881
Revenue (,000)	$919,913	$1,084,361	17.9%
Number of visits(b)(f)	7,593,344	9,193,624	21.1%
Revenue per visit(b)(g)	$104	$102	(1.9)%
Adjusted EBITDA (,000)	$79,164	$138,275	74.7%
Adjusted EBITDA margin	8.6%	12.8%
Concentra
Number of centers – end of period(b)	517	518
Revenue (,000)	$1,501,434	$1,732,041	15.4%
Number of visits(b)(f)	10,627,904	12,052,724	13.4%
Revenue per visit(b)(g)	$123	$125	1.6%
Adjusted EBITDA (,000)	$252,892	$389,616	54.1%
Adjusted EBITDA margin	16.8%	22.5%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(g)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

IX. Net Income to Adjusted EBITDA Reconciliation

For the Three Months and Years Ended December 31, 2020 and 2021

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of Select Medical’s segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended December 31,		Years Ended December 31,
	2020	2021	2020	2021
Net income	$102,215	$66,310	$344,606	$499,949
Income tax expense (benefit)	35,062	(8,637)	111,867	129,773
Interest expense	35,512	33,870	153,011	135,985
Interest income	—	(601)	—	(5,350)
Loss (gain) on sale of businesses	303	(2,155)	(12,387)	(2,155)
Equity in earnings of unconsolidated subsidiaries	(9,763)	(11,248)	(29,440)	(44,428)
Income from operations	$163,329	$77,539	$567,657	$713,774
Stock compensation expense:
Included in general and administrative	5,565	7,061	22,053	24,598
Included in cost of services	857	1,877	5,197	6,342
Depreciation and amortization	51,526	51,943	205,659	202,645
Adjusted EBITDA	$221,277	$138,420	$800,566	$947,359

Critical illness recovery hospital(a)	$75,284	$24,572	$342,427	$267,993
Rehabilitation hospital	42,392	39,326	153,203	184,704
Outpatient rehabilitation	27,701	27,551	79,164	138,275
Concentra(b)	69,382	70,709	252,892	389,616
Other(c)(d)	6,518	(23,738)	(27,120)	(33,229)
Adjusted EBITDA	$221,277	$138,420	$800,566	$947,359

(a)	For the three months and year ended December 31, 2021, Adjusted EBITDA included other operating income of $2.0 million and $19.9 million, respectively. The other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services.

(b)	For the three months and year ended December 31, 2021, Adjusted EBITDA included other operating income of $1.0 million and $35.0 million, respectively. For the year ended December 31, 2020, Adjusted EBITDA included other operating income of $1.1 million. The other operating income is primarily related to the recognition of payments received under the Provider Relief Fund.

(c)	For the three months and year ended December 31, 2021, Adjusted EBITDA included other operating income of $7.1 million and $89.1 million, respectively. For the three months and year ended December 31, 2020, Adjusted EBITDA included other operating income of $36.2 million and $88.9 million, respectively. The other operating income is related to the recognition of payments received under the Provider Relief Fund.

(d)	Other primarily includes general and administrative costs and other operating income, as discussed further above.

X. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three Months and Years Ended December 31, 2020 and 2021

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Select Medical’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended December 31,
	2020	Per Share(a)	2021	Per Share(a)
Net income attributable to common shares(a)	$74,636	$0.57	$48,197	$0.37
Adjustments:(b)
Loss (gain) on sale of businesses	201	0.00	(775)	0.00
Adjusted net income attributable to common shares	$74,837	$0.57	$47,422	$0.37

	Years Ended December 31,
	2020	Per Share(a)	2021	Per Share(a)
Net income attributable to common shares(a)	$250,099	$1.93	$388,790	$2.98
Adjustments:(b)
Gain on sale of businesses	(4,888)	(0.04)	(775)	0.00
Adjusted net income attributable to common shares	$245,211	$1.89	$388,015	$2.98

(a)	Net income attributable to common shares and earnings per common share are calculated based on the diluted weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

For the three months ended December 31, 2020, the estimated income tax effect on the adjustment made to net income attributable to common shares was immaterial. For the three months ended December 31, 2021, the adjustments to net income attributable to common shares include estimated income tax expense of approximately $1.1 million

For the year ended December 31, 2020, the adjustments to net income attributable to common shares include estimated income tax expense of approximately $3.3 million. For the year ended December 31, 2021, the adjustments to net income attributable to common shares include estimated income tax expense of approximately $1.1 million.